Exhibit 3.1(b)

ADDITIONAL PROVISIONS TO THE
CERTIFICATE OF AMENDMENT BY SHAREHOLDERS
OF CROGHAN BANCSHARES, INC.
FOURTH (continuation of Article Fourth):
       . .. . , all of which shall be common shares, par value $12.50 per share.

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
05/15/2006	200613500164	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	7,550.00	100.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

VORYS, SATER, SEYMOUR & PEASE
52 E. GAY STREET
MARY JO GROVE
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, J. Kenneth Blackwell

621141

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CROGHAN BANCSHARES, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	**200613500164**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 12th day of May, A.D. 2006.

Ohio Secretary of State

Prescribed by J. Kenneth Blackwell

Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following:	
◉ Yes	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
○ No	PO Box 1028 Columbus, OH 43216

Certificate of Amendment by Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Non-Profit	
☐ Amended (122-AMAP)	☑ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation: Croghan Bancshares, Inc.

Charter Number: 621141

Name of Officer: Steven C. Futrell

Title: President and CEO

☑ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☑ A meeting of the ☑ shareholders ☐ directors (*non-profit amended articles only*)

☐ members was duly called and held on May 9, 2006 (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 74.7 % as the voting power of the corporation.

☐ In a writing signed by all of the ☐ shareholders ☐ directors (*non-profit amended articles only*)

☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked.

If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is: ____________________

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

____________________ (city, village or township) ____________________ (county)

THIRD: The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 6,000,000
(Does not apply to box (2))

REQUIRED
Must be authenticated **(signed)** by an authorized representative
(See Instructions)

[signature]
Authorized Representative

May 12, 2006
Date

Steven C. Futrell, President and CEO
(Print Name)

Authorized Representative

Date

(Print Name)